UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 11, 2011

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5271 Viewridge Court, Suite 100

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by Maxwell Technologies, Inc. (the “Company”) on May 17, 2011 (the “Original Report”). The Original Report was filed to report the results of the matters submitted to a vote at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) held on May 11, 2011. The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding the frequency with which it will include a shareholder vote on the compensation of executives in its annual meeting proxy materials. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, our shareholders cast an advisory vote on whether the shareholders’ advisory vote on executive compensation should be held every one, two or three years. As previously reported in the Original Report, a majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote on executive compensation every year.

In light of this vote and other factors, the Company’s Board of Directors agreed by unanimous written consent on October 3, 2011, that the Company will include a shareholder advisory vote on executive compensation every year in its future proxy materials. The Company’s Board of Directors will re-evaluate this determination in connection with its next shareholder advisory vote regarding the frequency of future advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Date: October 4, 2011